Exhibit 10.29

SALARY INFORMATION FOR CEO, CFO

AND NAMED EXECUTIVE OFFICERS

The following table sets forth as of February 18, 2008, the current annual salary of WellPoint, Inc.’s (the “Company”) Chief Executive Officer, Chief Financial Officer and each of the other “Named Executive Officers” who were employed by the Company as of December 31, 2007, as determined for the Company’s Proxy Statement for its 2007 Annual Meeting of Shareholders, which was based on total compensation for 2006 (less the amount of Change in Pension Value and Nonqualified Deferred Compensation Earnings) as required by the Instructions to Item 402(a)(3) of Regulation S-K. The Company has not yet determined the amount of non-equity incentive plan compensation for 2007 and therefore the identities of the other Named Executive Officers for the Company’s Proxy Statement for its 2008 Annual Meeting of Shareholders are not yet known.

Named Executive Officer	Salary
Angela F. Braly	$1,100,000
Wayne S. DeVeydt	$600,000
Joan E. Herman	$710,000
Alice F. Rosenblatt	$570,000
John S. Watts, Jr. [1]	N/A

1  Mr. Watts resigned as of December 31, 2007; his annual salary immediately prior to his resignation was $740,000.